EXHIBIT 23.2

Manning Elliott
Chartered Accountants
1050 West Pender Street, 11th Floor
Vancouver, British Columbia V6E 3S7

CONSENT OF INDEPENDENT ACCOUNTANTS

December 1, 2003

Ultraguard Water Systems Corp.
5763 203 A Street, 2nd Floor
Langley, British Columbia A1 V3A 1W7

Gentlemen,

We do hereby consent to the use of our audit report dated March 18, 2003 on the consolidated financial statements of UltraGuard Water Systems Corp. (a Nevada corporation) for the year ended December 31, 2002 included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 which is included by reference in the Company’s Registration Statement on Form S-8 dated December 1, 2003.

December 1, 2003

/s/ “Manning Elliott”

Manning Elliott, Chartered Accountants